TWIN VEE POWERCATS CO.
3101 S. U.S. Highway 1
Fort Pierce, Florida 34982

SUMIT A PROXY TO VOTE BY INTERNET
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on , 2022. Go to . Click on Proxy Voter Login and log-on using the below control number.

CONTROL #

SUBMIT A PROXY TO VOTE BY MAIL
Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON
If you would like to vote in person, please attend the annual meeting to be held at on , 2022 at (local time).

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope
Annual Meeting Proxy Card – Twin Vee PowerCats Co.

DETACH PROXY CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPSALS 1, 2 AND 4

(1) Adoption and approval of the Agreement and Plan of Merger between Twin Vee PowerCats Co. and Twin Vee Powercats, Inc.:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(2) To adjourn the Twin Vee PowerCats Co.'s annual meeting, if necessary, if a quorum is present , to solicit additional proxies if there are not sufficient vote to approve the issuance of the shares of Twin Vee PowerCats Co. common stock pursuant to the merger agreement:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(3) Re-election of Class 1 Directors:

☐ FOR ALL NOMINEES LISTED (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01 Neil Ross 02 Bard Rockenbach

(4) To ratify the appointment of Grassi & Co., CPAs, P.C. as our independent registered public accounting firm of Twin Vee PowerCats Co. for the fiscal year ending on December 31, 2022:

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

Date	**Signature**	**Signature, if held jointly**
________________	________________________	__________________________________

To change the address on your Account, please check the box at the right and indicate your new address ☐

TWIN VEE POWERCATS CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Joseph Visconti and Carrie Gunnerson or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TWIN VEE POWERCATS CO. that the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders to be held at A.M., local time, on , 2022, at , and any adjournment or postponement thereof.

Continued to be signed on reverse side